UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT Under The Securities Act of 1933

                         CURATIVE HEALTH SERVICES, INC.
               ----------------- -------------------------------
             (Exact name of registrant as specified in its charter)

                              Minnesota 41-1503914
               -------------------------------- -----------------
                  (State or other jurisdiction (I.R.S. Employer
              of incorporation or organization) Identification No.)

                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
                    ----------------------- -----------------
               (Address of Principal Executive Offices) (Zip Code)

                         CURATIVE HEALTH SERVICES, INC.
                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                              --------------------

                                 Joseph Feshbach
                             Chief Executive Officer
                         Curative Health Services, Inc.
                                150 Motor Parkway
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (631) 232-7000
          (Telephone number, including area code, of agent for service)
                               -------------------
                                    Copy to:

                             Timothy S. Hearn, Esq.
                              Dorsey & Whitney LLP
                        50 South Sixth Street, Suite 1500
                          Minneapolis, Minnesota 55402
                                 (612) 340-2600
                            Facsimile: (612) 340-2868
                               ------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
   Title of     Amount to    Proposed maximum  Proposed maximum     Amount of
  securities  be registered   offering price      aggregate        registration
    to be                      per share(1)    offering price(1)       fee
  registered
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  Common Stock    577,900
($.01 par value) Shares(2)      $14.52             $8,391,108         $772
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon the average of the high and low prices of the common stock as reported on the Nasdaq National Market on August 14, 2002.

(2) Consists of 577,900 shares of Common Stock issuable upon exercise of options to be granted under the Stock Incentive Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         Pursuant to General Instruction E of Form S-8, this Registration Statement relates to the registration of additional shares of common stock, $.01 par value per share ("Common Stock"), of the registrant under the Curative Health Services, Inc. 2000 Stock Incentive Plan, a stock-based employee benefit plan for which the registrant registered 1,600,000 shares of Common Stock under a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 11, 2001 (File No. 333-60852), the contents of which are hereby incorporated by reference herein.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

 Exhibit
  Number          Description of Exhibit
----------------------------------------
     5.1          Opinion of Dorsey & Whitney LLP*
    23.1          Consent of Ernst & Young LLP*
    23.2          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
    24.1          Power of Attorney (included on signature page)
--------------
*        Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hauppauge, State of New York, on August 16, 2002.

                                           CURATIVE HEALTH SERVICES, INC.

                                           By:  /s/ Joseph Feshbach
                                           ------------------------------------
                                           Joseph Feshbach
                                           Chief Executive Officer and Chairman

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Feshbach and Thomas Axmacher, and each of them his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment or post-effective amendment to this Registration Statement on Form S-8 or abbreviated registration statement (including, without limitation, any additional registration filed pursuant to Rule 462 under the Securities Act of 1933) with respect thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities listed on August 16, 2002:

     Signature                 Title
-------------------------------------------------------------------------------

By:  /s/ Joseph Feshbach       Chief Executive Officer and Chairman
     -----------------------   (principal executive officer)
         Joseph Feshbach

By:  /s/ Thomas Axmacher       Senior VP Finance and Chief Financial Officer
     -----------------------   (principal financial and accounting officer)
         Thomas Axmacher

By:  /s/ Paul S. Auerbach      Director
     -----------------------
         Paul S. Auerbach

By:  /s/ Daniel E. Berce       Director
     -----------------------
         Daniel E. Berce

By:  /s/ Lawrence P. English   Director
     -----------------------
         Lawrence P. English

By:  /s/ John C. Prior         Director
     -----------------------
         John C. Prior

By:  /s/ Gerard Moufflet       Director
     -----------------------
         Gerard Moufflet

By:  /s/ Timothy I. Maudlin    Director
     -----------------------
         Timothy I. Maudlin

                                  EXHIBIT INDEX


 Exhibit
  Number          Description of Exhibit
-------------------------------------------------------------------------------

     5.1          Opinion of Dorsey & Whitney LLP*
    23.1          Consent of Ernst & Young LLP*
    23.2          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
    24.1          Power of Attorney (included on signature page)
--------------
*        Filed herewith

                                                                 Exhibit 5.1

                        Opinion of Dorsey & Whitney LLP

                                                   August 16, 2002

Curative Health Services, Inc.
150 Motor Parkway
Hauppauge, New York 11788

           Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

           We have acted as counsel to Curative Health Services, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering 577,900 shares of the Company's authorized but unissued shares of common stock, par value $.01 per share (the "Shares"), issuable pursuant to the Company's 2000 Stock Incentive Plan (the "Plan").

           We have examined such documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

           Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

           Our opinions expressed above are limited to the laws of the State of Minnesota.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                 /s/   Dorsey & Whitney LLP

TSH

                                                               Exhibit 23.1



                         Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Curative Health Services, Inc. 2000 Stock Incentive Plan of our report dated March 19, 2002, with respect to the consolidated financial statements and schedule of Curative Health Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


Melville, New York
August 16, 2002